Exhibit 99.1

301 BINNEY STREET
MOMENTA PHARMACEUTICALS,		T: 617.491.9700 F: 617.621.0430
INC.	CAMBRIDGE, MA 02142

Momenta Pharmaceuticals Reports Second Quarter 2020 Financial and Operating Results

-- Interim Phase 2 Vivacity-MG results met primary endpoints, demonstrating nipocalimab was well-tolerated and achieved rapid and durable responses with significant correlation (p<0.0001) between IgG reduction and MG-ADL clinical benefit in MG; full data expected by Q4 2020 –

-- Nipocalimab receives rare pediatric disease designation by FDA for HDFN --

CAMBRIDGE, MA - August 10, 2020 - Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA), a biotechnology company focused on discovering and developing novel biologic therapeutics to treat rare immune-mediated diseases, today reported its financial results for the second quarter ended June 30, 2020.

“Momenta has made meaningful progress advancing our novel drug portfolio for auto- and alloimmune diseases, including a substantial data update from our lead program, nipocalimab,” said Craig A. Wheeler, President and Chief Executive Officer of Momenta Pharmaceuticals. “In particular, we achieved proof of concept for nipocalimab, establishing a linear and highly statistically significant correlation between rapid and durable IgG reduction and efficacy in MG. We are preparing to engage with regulators on the design for a Phase 3 study in MG and look forward to reporting full results from Vivacity-MG in the fourth quarter of 2020, as we advance ongoing studies of nipocalimab in other indications.

Additionally, we were very pleased to receive rare pediatric disease designation for nipocalimab in hemolytic disease of the fetus and newborn (HDFN), which emphasizes the need for non-invasive, safe and effective treatment options for pregnant women with alloimmune diseases. Importantly, our data and FDA’s action supports nipocalimab as a best-in-class investigational FcRn-inhibitor for dosing precision and flexibility and its utility across IgG-mediated diseases.

Lastly, with M254, we recently completed enrollment in Part B of our multi-part Phase 1/2 clinical trial in idiopathic thrombocytopenic purpura (ITP) and look forward to sharing the study results later this quarter."

Second Quarter 2020 Highlights, Recent Events and Anticipated Upcoming Milestones

Novel Therapeutics Pipeline:

Nipocalimab (M281): a fully human anti-neonatal Fc receptor (FcRn) aglycosylated immunoglobulin G (IgG1) monoclonal antibody (mAb) candidate

•	In June 2020, Momenta announced positive topline data from an interim analysis of Vivacity-MG, the Company’s Phase 2 study of nipocalimab in generalized myasthenia gravis (gMG). The results demonstrated that nipocalimab induced a rapid and durable response in the myasthenia gravis activities of daily living score (MG-ADL) at all doses and met the study’s primary efficacy endpoint, demonstrating a linear and highly statistically significant (p<0.0001) relationship between Immunoglobulin G (IgG) reduction and MG-ADL clinical benefit. Nipocalimab was also observed to be well-tolerated, with no adverse events leading to discontinuation. The study is expected to be completed in the third quarter of 2020, and the Company plans to present the full 16-week data in the fourth quarter of 2020. Additionally, Momenta has begun preparations to conduct an end of Phase 2 meeting with the U.S. Food and Drug Administration (FDA) before the end of 2020 and anticipates initiating a Phase 3 study in the first quarter of 2021.
•	Unity, Momenta’s global multi-center Phase 2 clinical study of nipocalimab in hemolytic disease of the fetus and newborn (HDFN), continues to enroll patients at sites where they can be safely accommodated. FDA recently granted Rare Pediatric Disease Designation and Orphan Drug Designation for nipocalimab in HDFN.
•	Momenta continues to activate sites globally for the Energy Study, the Company's adaptive Phase 2/3 clinical study of nipocalimab in warm autoimmune hemolytic anemia (wAIHA). Patient enrollment was temporarily suspended due to the COVID-19 pandemic but is expected to resume in the fourth quarter 2020. Momenta has amended the study protocol to facilitate remote monitoring procedures.

M254 (hsIgG): a hypersialylated immunoglobulin candidate designed as a high potency alternative for intravenous immunoglobulin (IVIg)

•	Patient enrollment is complete in Part B of the Company's Phase 1 / 2 study in idiopathic thrombocytopenic purpura (ITP), which is evaluating M254 in a single ascending dose cohort of ITP patients, followed by 1,000 mg/kg of IVIg. The Company intends to release results from this study in the third quarter of 2020 and has initiated patient enrollment in Part C of the study.
•	The Company’s planned Phase 2 study of M254 in chronic inflammatory demyelinating polyneuropathy (CIDP) is expected to initiate in 2021.

M230 (CSL730): a recombinant Fc multimer candidate being developed in collaboration with CSL

•	Momenta’s collaboration partner, CSL, plans to introduce a subcutaneous formulation into the Phase 1 program later this year.

M267: a SIFbody candidate targeting CD38, designed to combine multiple Fc’s with antibody fabs to optimally activate Fc, complement effector function and effectively deplete target cells.

•	IND-enabling studies are ongoing, and the Company expects to submit an IND for M267 in 2021.

Necuparanib (M402): The Company is currently exploring the utility of necuparanib (M402), a former novel oncology candidate, as a potential therapy for treating COVID-19. The Company has confirmed the ability of necuparanib (M402) to bind to the SARS-Cov2 spike protein and is assessing the potential to block viral infection of respiratory epithelial cells. As multiple respiratory viruses are believed to utilize binding to heparin sulfate glycoproteins on cells to facilitate infection, the Company is assessing the ability of necuparanib to block cell infection by other coronavirus and respiratory viruses. The Company anticipates completing the initial cell infection studies in the coming weeks.

Legacy Products:

GLATOPA® 20 mg and 40 mg: U.S. Food and Drug Administration (FDA) approved generic versions of COPAXONE 20 mg and 40 mg, developed and commercialized in collaboration with Sandoz

•	In the second quarter of 2020, Momenta recorded $6.6 million in product revenue from Sandoz’s sales of GLATOPA products.

M710: a proposed biosimilar to EYLEA® (aflibercept) candidate being developed in collaboration with Mylan

•	Mylan continues its pivotal clinical trial in patients with diabetic macular edema to compare safety, efficacy and immunogenicity of M710 with EYLEA. Mylan expects to target U.S. submission in 2021, while monitoring and navigating potential COVID-19 issues.

Second Quarter 2020 Financial Results

Revenue:

In the second quarter of 2020, the Company recorded $6.6 million in product revenue from Sandoz’s sales of GLATOPA, compared to $3.3 million for the same period in 2019. The increase in product revenue from the prior year period was primarily due to higher net sales of GLATOPA, driven by volume increases.

Research and development revenue for the second quarter of 2020 was less than $0.1 million, compared to $1.8 million for the same period in 2019. The decrease in research and development revenue of $1.8 million, or 99%, was primarily due to lower reimbursement revenue for GLATOPA expenses and lower revenue recognized from Mylan's upfront payment associated with the biosimilar collaboration.

Total revenue for the second quarter of 2020 was $6.6 million compared to $5.2 million for the same period in 2019.

Operating Expenses:

Research and development expenses for the second quarter of 2020 were $38.8 million, compared to $32.1 million for the same period in 2019. The increase of $6.7 million, or 21%, was primarily due to an increase in manufacturing and clinical trial costs for nipocalimab and M254 and an increase in share-based compensation expense, offset in part by lower lease costs.

General and administrative expenses for the second quarter of 2020 were $25.3 million, compared with $46.6 million for the same period in 2019. The decrease of $21.3 million, or 46%, was primarily due to a payment of $21.0 million in June 2019 reflecting the Company's portion of a settlement payment; lower legal fees and lower depreciation and rent costs due to the modification to the Bent Street lease in 2019; partially offset by an increase in share-based compensation expense.

Other operating expenses in the second quarter of 2019 included a $42.9 million charge to be paid between the end of 2020 and 2022, related to Momenta’s manufacturing agreement with GSK, the supplier of M923. Following the Company’s decision to cease development activity relating to M923, Momenta incurred these charges for canceled manufacturing runs scheduled through 2020 and may not use manufacturing runs scheduled for 2021 and 2022.

Total GAAP operating expenses were $64.0 million in the second quarter of 2020. Second quarter 2020 non-GAAP operating expense was $44.6 million. Non-GAAP operating expense is total operating expenses, less stock-based compensation expense, restructuring expense and collaborative reimbursement revenue. See “Non-GAAP Financial Information and Other Disclosures” and the table below entitled “Reconciliation of GAAP Results to Non-GAAP Financial Measures” for a reconciliation of GAAP operating expense to non-GAAP operating expense.

Net Loss:

The Company reported a net loss of $57.0 million, or $0.48 per share for the second quarter of 2020 compared to a net loss of $114.0 million, or $1.16 per share for the same period in 2019.

Liquidity:

At June 30, 2020, Momenta had $450.6 million in cash, cash equivalents, and marketable securities. This compares to $545.1 million at December 31, 2019 in cash, cash equivalents, and marketable securities.

2020 Financial Guidance

Momenta provides non-GAAP operating expense guidance, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP financial measures. Refer to the section of this press release below entitled “Non-GAAP Financial Information and Other Disclosures” for further discussion of this subject.

Non-GAAP operating expense is total operating expenses, less stock-based compensation expense, restructuring expense and collaborative reimbursement revenues. Due to lower clinical trial enrollment trends as a result of the COVID-19 pandemic, Momenta anticipates its full-year non-GAAP operating expenses will be in the range of $200 to $220 million.

Non-GAAP Financial Information and Other Disclosures

Momenta uses a non-GAAP financial measure, non-GAAP operating expense, to provide operating expense guidance. Momenta believes this non-GAAP financial measure is useful to investors because it provides greater transparency regarding Momenta’s operating performance as it excludes non-cash stock compensation expense, restructuring expense and collaborative reimbursement revenue. This non-GAAP financial measure should not be considered a substitute or an alternative to GAAP total operating expense and should not be considered a measure of Momenta’s liquidity. Instead, non-GAAP operating expense should only be used to supplement an understanding of Momenta’s operating results as reported under GAAP. Momenta has not provided GAAP reconciliation for its forward-looking non-GAAP annual or quarterly operating expense because Momenta cannot reliably predict without unreasonable efforts the timing or amount of the factors that substantially contribute to the projection of stock compensation expense, which is excluded from the forward-looking non-GAAP financial measure. The Company does not expect restructuring expense and collaboration reimbursement revenue to be material.

Conference Call Information

Management will host a conference call and webcast today at 8:30 am ET to discuss these results and provide an update on the Company. A live webcast of the conference call may be accessed on the “Investors” section of the Company’s website, www.momentapharma.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Momenta website approximately two hours after the call.

To access the call, you may also dial (888) 349-0106 (domestic) or (412) 902-0131 (international) prior to the scheduled conference call time and provide the access code 9178486.

About Momenta

Momenta Pharmaceuticals is a biotechnology company with a validated innovative scientific platform focused on discovering and developing novel biologic therapeutics to treat rare immune-mediated diseases and advancing its late stage biosimilars and is headquartered in Cambridge, MA.

To receive additional information about Momenta, please visit the website at www.momentapharma.com, which does not form a part of this press release.

The Company's logo, trademarks, and service marks are the property of Momenta Pharmaceuticals, Inc. All other trade names, trademarks, or service marks are property of their respective owners.

Forward Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about the timing of our regulatory filings and meetings for clinical development and marketing approval; the timing of regulatory approval and launch of our product candidates; product development strategies, goals and timelines; design, timing, enrollment, strategy and goals of clinical trials and the availability, timing and announcement of data and results; the use, efficacy, safety, dosing, potency, tolerability, convenience and commercial potential of our product candidates, including their potential as best-in-class agents; reconciling information; non-GAAP operating expense guidance; and anticipated restructuring expenses and anticipated collaborative reimbursement revenue. Forward-looking statements may be identified by words and phrases such as “advance,” “anticipate,” ‘being developed,” “believe,” “continue,” “expect,” “guidance,” “look forward to,” “may,” “plan,” “possible,” “potential,” “progress,” “propose,” “remains,” “target,” “will,” “working toward” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including the final and quality controlled verification of interim data and analyses; and the impact of the COVID-19 pandemic on the timing, enrollment or results of our clinical trials, our operating expenses and business and the supply of our manufactured drug materials; the unpredictable nature of early stage development efforts for our product candidates; safety, efficacy or tolerability problems with our product candidates; unexpected adverse clinical trial results; and those referred to under the section “Risk Factors” in the Company’s Annual Report on Form 10-Q for the period ended March 31, 2020, filed with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:	MEDIA CONTACT:
Patty Eisenhaur	Karen Sharma
Momenta Pharmaceuticals	MacDougall Biomedical Communications
1-617-395-5189	1-781-235-3060
IR@momentapharma.com	Momenta@macbiocom.com

MOMENTA PHARMACEUTICALS, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2020	December 31, 2019
Assets
Cash, cash equivalents and marketable securities	$450,613	$545,110
Collaboration receivable	$6,608	8,013
Restricted cash	$1,849	1,849
Other assets	$64,209	63,393
Total assets	$523,279	$618,365

Liabilities and Stockholders’ Equity
Current liabilities	$71,726	$106,104
Deferred revenue, net of current portion	$917	940
Other long-term liabilities	$55,319	56,861
Stockholders' equity	$395,317	454,460
Total liabilities and stockholders’ equity	$523,279	$618,365

MOMENTA PHARMACEUTICALS, INC.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Collaboration revenues:
Product revenue	$6,588	$3,333	$15,280	$5,685
Research and development revenue	22	1,849	219	3,610
Total collaboration revenue	6,610	5,182	15,499	9,295

Operating expenses:
Research and development	38,842	32,131	73,049	60,103
General and administrative	25,339	46,609	39,903	70,815
Other operating expense	(193)	42,936	593	42,936
Restructuring	—	132	—	158
Total operating expenses	63,988	121,808	113,545	174,012

Loss from operations	(57,378)	(116,626)	(98,046)	(164,717)

Other income, net	346	2,657	1,459	5,905
Net loss	$(57,032)	$(113,969)	$(96,587)	$(158,812)

Net loss per share:
Basic and diluted	$(0.48)	$(1.16)	$(0.82)	$(1.61)

Shares used in calculating net loss per share
Basic and diluted	117,865	98,595	117,495	98,396

Comprehensive loss	$(55,827)	$(113,705)	$(95,797)	$(158,206)

MOMENTA PHARMACEUTICALS, INC.

Reconciliation of GAAP Results to Non-GAAP Financial Measures

(in thousands)

(unaudited)

A reconciliation of historical GAAP operating expenses to Non-GAAP operating expenses is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

GAAP operating expenses	$63,988	$121,808	113,545	174,012
Adjustments:
Restructuring	—	(132)	—	(158)
Non-cash stock compensation expense	(19,414)	(3,662)	(24,237)	(7,136)
Collaboration expenses that are recorded as revenue and are reimbursable by collaborators	(7)	(343)
Non-GAAP operating expenses	$44,567	$117,671	$89,308	$166,718